Exhibit 99.1

Lakeside Announces Fiscal 2025 Third Quarter and Nine-Month Results

ITASCA, IL, May 15, 2025 (GLOBE NEWSWIRE) -- Lakeside Holding Limited (“Lakeside” or the “Company”) (Nasdaq: LSH), a U.S.-based cross-border supply chain solution provider with a unique focus on the Asia-Pacific market operating through two specialized subsidiaries—American Bear Logistics and Hupan Pharmaceutical (Hubei) Co., Ltd., today announced financial results for its fiscal 2025 third quarter and nine months ended March 31, 2025.

Management Commentary

“The third quarter and first nine months of fiscal 2025 presented a dynamic environment for Lakeside,” commented Henry Liu, Chief Executive Officer. “While our established cross-border freight solutions experienced revenue declines compared to the prior year, primarily due to shifts in global shipping demands and pricing pressures, we are encouraged by the initial contributions from our new pharmaceutical distribution segment following the Hupan Pharmaceutical acquisition.

Our strategic objectives remain clear: expand our footprint in China’s pharmaceutical distribution market, where significant growth opportunities exist, while continuing to optimize our cross-border logistics services. We are actively integrating Hupan Pharmaceutical into our operations to leverage synergies between business segments.

Despite challenging market conditions in the freight sector, we remain committed to diversifying revenue streams and investing in high-growth areas. We believe our strategic focus on the Asia-Pacific market, coupled with our expansion into the pharmaceutical sector, positions Lakeside for long-term shareholder value creation.”

Highlights for the Nine Months Ended March 31, 2025, and Recent Developments:

●	Successful Initial Public Offering (IPO): On July 1, 2024, the Company successfully closed its IPO of 1,500,000 shares of common stock at $4.50 per share, raising aggregate gross proceeds of approximately $6.75 million (net proceeds of approximately $5.4 million after deducting underwriting discounts, commissions, and other offering expenses). This milestone provided significant capital to support the Company’s growth strategies and operational expansion.

●	Acquisition of Hupan Pharmaceutical: On November 21, 2024, Lakeside completed the acquisition of Hupan Pharmaceutical (Hubei) Co., Ltd. (“Hupan Pharmaceutical”), marking its entry into the medical logistics and pharmaceutical distribution sector in China. This strategic acquisition is aimed at diversifying revenue streams and capitalizing on the growing healthcare market in the region. Hupan Pharmaceutical contributed $715,362 to revenues for the nine months ended March 31, 2025.

●	Convertible Debt Financing: On March 5, 2025, Lakeside announced a convertible debt financing agreement for up to $4.5 million. This financing is intended to provide additional working capital to support the growth of its pharmaceutical distribution business and for general corporate purposes, further strengthening the Company’s financial position and ability to execute its strategic initiatives.

●	Expansion of Pharmaceutical Business: Following the acquisition, the Company has been actively working to integrate Hupan Pharmaceutical and explore new business opportunities within the Chinese pharmaceutical market. This includes efforts to secure new distribution agreements and expand its product portfolio. For instance, as noted in prior announcements, the company has been working on securing distribution agreements with major pharmaceutical producers like Kelun Pharmaceutical.

●	Continued Focus on Cross-Border Logistics: While navigating a challenging global shipping environment, American Bear Logistics, the Company’s freight forwarding arm, continued to provide customized cross-border ocean and airfreight solutions. The company remains focused on serving its core Asia-Pacific to U.S. trade lane, adapting to market shifts and customer needs.

Financial Results for the Three Months Ending March 31, 2025:

Total revenues for the third quarter of fiscal 2025 were $3.80 million, a decrease compared to $4.46 million in the corresponding quarter of the previous fiscal year. This revenue comprised $2.86 million from third-party cross-border freight solutions (down from $3.82 million year-over-year), $0.45 million from related-party cross-border freight solutions (down from $0.64 million), and $0.50 million from the distribution of pharmaceutical products by third parties, a new revenue stream compared to nil in the prior year’s third quarter.

The total cost of revenues for the third quarter was $3.09 million, reduced from $3.49 million in the third quarter of fiscal 2024. This resulted in a gross profit of $0.72 million for the third quarter of fiscal 2025, compared to a gross profit of $0.98 million in the same period last year.

Operating expenses for the third quarter totaled $1.79 million, an increase from $0.94 million in the prior year’s third quarter. This included selling expenses of $0.10 million (nil in Q3 FY2024) and general and administrative expenses of $1.68 million (up from $0.96 million in Q3 FY2024). Consequently, the company recorded a loss from operations of $1.10 million for the third quarter of fiscal 2025, a shift from an income from operations of $0.04 million in the third quarter of fiscal 2024.

After accounting for other income and income taxes, the net loss attributable to the Company for the third quarter of fiscal 2025 was $1.07 million, or a loss of $0.14 per basic and diluted share. This compares to a net income attributable to the Company of $0.01 million, or $0.00 per share, for the third quarter of fiscal 2024.

Financial Results for the Nine Months Ended March 31, 2025:

For the nine months ended March 31, 2025, total revenues were $11.48 million, compared to $13.53 million for the same period in fiscal 2024. Revenues from third-party cross-border freight solutions were $9.56 million (down from $12.46 million), related-party cross-border freight solutions contributed $1.21 million (up from $1.07 million), and the distribution of pharmaceutical products by third parties generated $0.72 million (compared to nil in the prior year period).

The total cost of revenues for the nine-month period was $10.28 million, a decrease from $10.84 million in the prior year period. This led to a gross profit of $1.20 million for the first nine months of fiscal 2025, down from $2.69 million in the corresponding period of fiscal 2024.

Operating expenses for the nine months increased to $5.60 million from $2.90 million in the prior year period. These expenses included $0.16 million in selling expenses (nil in the prior year period) and $5.43 million in general and administrative expenses (up from $2.80 million). As a result, the loss from operations for the nine months ended March 31, 2025, was $4.40 million, compared to a loss from operations of $0.21 million for the same period in fiscal 2024.

The net loss attributable to the Company for the nine months ended March 31, 2025, was $4.35 million, or a loss of $0.58 per basic and diluted share. This compares to a net loss attributable to the Company of $0.23 million, or a loss of $0.04 per share, for the nine months ended March 31, 2024.

Revenues by Customer Geographic Location

For the three months ended March 31, 2025, revenues from Asia-based customers were $3.3 million, a decrease from $3.8 million in the same period of the prior year. Revenues from U.S.-based customers were $0.5 million for the third quarter of fiscal 2025, compared to $0.6 million in the third quarter of fiscal 2024. The shift in revenue composition reflects the dynamic nature of global trade and the company’s strategic focus.

The following table presents the disaggregation of revenues by customer geographic location for the three months ended March 31, 2025 and 2024:

Revenues by Customer Geographic Location (Unaudited)

	For the three months ended March 31,
	2025		2024
Revenues	Amount	% of total Revenues	Amount	% of total Revenues	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenue from cross-border freight solutions
Asia-based customers	$2,851,137	75.0%	3,822,169	85.7%	$(971,032)	(25.4)%
U.S.-based customers	454,727	12.0%	638,594	14.3%	(183,867)	(28.8)%
	3,305,864	87.0%	4,460,763	100.0%	(1,154,899)	(25.9)%
Revenue from distribution of pharmaceuticals
Asia-based customers	497,276	13.0%	-	-	497,276	N/A
Total revenues	$3,803,140	100.0%	$4,460,763	100.0%	$(657,623)	(14.7)%

For the nine months ended March 31, 2025, revenues from Asia-based customers totaled $9.1 million, an increase from $8.1 million in the corresponding period of fiscal 2024. This growth highlights the continued demand from our Asia-based clientele. Revenues from U.S.-based customers for the nine-month period were $2.4 million, compared to $5.4 million in the prior year period, reflecting strategic adjustments in customer focus and market conditions.

The following table presents the disaggregation of revenues by customer geographic location for the nine months ended March 31, 2025 and 2024:

	For the nine months ended March 31,
	2025		2024
Revenues	Amount	% of total Revenues	Amount	% of total Revenues	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenue from cross-border freight solutions
Asia-based customers	$8,410,974	73.3%	$8,119,136	60.0%	$291,838	3.6%
U.S.-based customers	2,353,947	20.5%	5,406,206	40.0%	(3,052,259)	(56.5)%
	10,764,921	93.8%	13,525,342	100.0%	(2,760,422)	(20.4)%
Revenue from distribution of pharmaceuticals
Asia-based customers	715,362	6.2%	-	-	715,362	N/A
Total revenues	$11,480,283	100.0%	$13,525,342	100.0%	$(2,045,060)	(15.1)%

Conference Call & Audio Webcast

Lakeside’s management team will hold an earnings conference call at 4:30 PM Eastern Time (3:30 PM Central Time) on Thursday, May 22 to discuss the Company’s financial results and provide an overview of the Company’s operations. Management will lead the conference call and be available to answer questions.

To access the call by phone, please dial 1- 877-407-9716 (international callers, please dial 1- 201-493-6779) approximately 10 minutes before the start of the call. Refer to conference ID: 13753971 or LAKESIDE. **NOTE: THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY

A live audio conference call webcast will be available online at
https://viavid.webcasts.com/starthere.jsp?ei=1708554&tp_key=b4f1b10725

About Lakeside Holding Limited

Lakeside Holding Limited is a U.S.-based cross-border supply chain solution provider with a unique focus on the Asia-Pacific market. Through two specialized subsidiaries—American Bear Logistics and Hupan Pharmaceutical (Hubei) Co., Ltd.—Lakeside delivers tailored logistics solutions spanning general and specialized sectors.

American Bear Logistics, with strategic hubs in Chicago, Dallas, Los Angeles, and New York, offers customized cross-border ocean and airfreight solutions, connecting Asia-based logistics service companies and e-commerce platforms with the U.S. market.

Lakeside recently acquired Hupan Pharmaceutical (Hubei) Co., Ltd., expanding its service scope and enhancing its pharmaceutical logistics and distribution capabilities within China. This strategic move underscores Lakeside’s commitment to advancing integrated cross-border logistics solutions.

For more information, please visit https://lakeside-holding.com. The Company routinely updates important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements involve various risks and uncertainties. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com

(tables follow)

LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND JUNE 30, 2024

(UNAUDITED)

	As of March 31, 2025	As of June 30, 2024
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Cash	$1,499,257	$123,550
Accounts receivable – third parties, net	1,397,499	2,082,152
Accounts receivable – related party, net	306,295	763,285
Prepayment and other receivable	91,426	-
Contract assets	71,331	129,506
Inventories, net	216,489	-
Due from related parties	856,570	441,279
Loan to a third party	573,546	-
Total current assets	5,012,413	3,539,772

NON-CURRENT ASSETS
Investment in other entity	15,741	15,741
Property and equipment at cost, net of accumulated depreciation	533,993	344,883
Intangible asset, net	386,811	-
Right of use operating lease assets	3,619,138	3,471,172
Right of use financing lease assets	102,398	37,476
Deferred tax asset	-	89,581
Deferred offering costs	-	1,492,798
Deposit and prepayment	269,269	202,336
Total non-current assets	4,927,350	5,653,987
TOTAL ASSETS	$9,939,763	$9,193,759

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payables – third parties	$1,577,044	$1,161,858
Accounts payables – related parties	68,895	227,722
Accrued liabilities and other payables	1,448,588	1,335,804
Current portion of obligations under operating leases	2,389,965	1,186,809
Current portion of obligations under financing leases	48,617	37,619
Loans payable, current	617,682	746,962
Contract liabilities	42,168	-
Dividend payable	-	98,850
Tax payable	106,433	79,825
Due to shareholders	-	1,018,281
Convertible notes - current	484,541
Total current liabilities	6,783,933	5,893,730

NON-CURRENT LIABILITIES
Loans payable, non-current	156,509	136,375
Loan payable to related party	124,176
Deferred tax liabilities	96,703	-
Obligations under operating leases, non-current	1,815,211	2,506,402
Obligations under financing leases, non-current	72,651	17,460
Convertible note - non-current	140,792
Total non-current liabilities	2,406,042	2,660,237
TOTAL LIABILITIES	$9,189,975	$8,553,967

Commitments and Contingencies

EQUITY
Common stocks, $0.0001 par value, 200,000,000 shares authorized, 7,500,000 and 6,000,000 issued and outstanding as of March 31, 2025 and June 30, 2024, respectively	750	600
Subscription receivable	-	(600)
Additional paid-in capital	5,113,511	642,639
Statutory reserve	7,014	-
Deficits	(4,365,856)	(5,819)
Accumulated other comprehensive income	(5,631)	2,972
Total equity	749,788	639,792

TOTAL LIABILITIES AND EQUITY	$9,939,763	$9,193,759

LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

	Nine Months Ended March 31,		Three Months Ended March 31,
	2025	2024	2025	2024
Revenue from cross-border freight solutions – third party	$9,559,567	$12,457,709	$2,857,504	$3,817,726
Revenue from cross-border freight solutions – related parties	1,205,354	1,067,633	448,360	643,037
Revenue from distribution of pharmaceutical products – third parties	715,362	-	497,276	-
Total revenue	11,480,283	13,525,342	3,803,140	4,460,763

Cost of revenue from cross-border freight solutions – third party	8,756,778	9,367,882	2,602,784	3,038,232
Cost of revenue from cross-border freight solutions – related party	1,286,380	1,469,845	365,330	446,968
Cost of revenue from pharmaceutical products – third parties	240,966	-	119,175	-
Total cost of revenue	10,284,124	10,837,727	3,087,289	3,485,199
Gross profit	1,196,159	2,687,615	715,851	975,564

Operating expenses:
Selling expenses	158,118	-	103,630	-
General and administrative expenses	5,429,398	2,803,311	1,680,339	962,481
Loss from deconsolidation of a subsidiary	-	73,151	-	-
Provision (reversal) of allowance for expected credit loss	8,021	22,198	6,065	(27,393)
Total operating expenses	5,595,537	2,898,660	1,790,034	935,088

(Loss) income from operations	(4,399,378)	(211,045)	(1,074,183)	40,476

Other income
Other income, net	310,796	190,887	109,255	102,438
Interest expense	(156,266)	(79,400)	(87,274)	(25,536)
Total other income	154,530	111,487	21,981	76,902

(Loss) income before income taxes	(4,244,848)	(99,558)	(1,052,202)	117,378
Income tax expense	108,175	130,735	18,594	104,610
Net (loss) income	(4,353,023)	(230,293)	(1,070,796)	12,768
Less: net loss attributable to non-controlling interest	-	(3,025)	-	-
Net (loss) income attributable to the Company	(4,353,023)	(227,268)	(1,070,796)	12,768

Other comprehensive (loss) income:
Foreign currency translation (loss) income	(8,603)	3,122	3,583	-
Comprehensive (loss) income	(4,361,626)	(227,171)	(1,067,213)	12,768
Less: comprehensive loss attributable to non-controlling interest	-	(3,119)	-	-
Comprehensive (loss) income attributable to the Company	$(4,361,626)	$(224,052)	$(1,067,213)	$12,768

Loss per share – basic and diluted	$(0.58)	$(0.04)	$(0.14)	$-
Weighted Average Shares Outstanding – basic and diluted	7,500,000	6,000,000	7,500,000	6,000,000

LAKESIDE HOLDING LIMITED
CONDENSSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED MARCH 31, 2025 AND 2024

(UNAUDITED)

	For the Nine Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,353,023)	$(230,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation – G&A	86,413	53,985
Depreciation – cost of revenue	62,441	54,493
Amortization of intangible asset	32,056	-
Amortization and interest expense of operating lease assets	1,515,688	658,713
Depreciation of right-of-use finance assets	24,081	22,548
Provision of allowance for expected credit loss	8,021	22,198
Interest expense of convertible note	40,541	-
Deferred tax expense	81,567	36,264
Interest income	(11,645)	-
Loss from derecognition of shares in subsidiary	-	73,151
Changes in operating assets and liabilities:
Accounts receivable – third parties	666,858	(283,936)
Accounts receivable – related parties	466,764	(565,824)
Contract assets	58,175	(58,498)
Inventories, net	(216,489)	-
Due from related parties	(41,230)	212,342
Due to related party	-	14,536
Prepayment and other deposit	(158,359)	2,623
Accounts payables – third parties	415,186	493,085
Accounts payables – related parties	(158,827)	57,420
Contract liabilities	42,168	-
Accrued expense and other payables	393,633	111,122
Tax payable	26,608	94,471
Operating lease liabilities	(1,151,931)	(606,756)
Net cash (used in) provided by operating activities	(2,171,304)	161,644

Cash flows from investing activities:
Purchase of furniture and equipment	(36,072)	-
Payment for leasehold improvement	(76,456)	-
Net cash payment for asset acquisition	(552,721)	-
Loan to a third party	(561,901)	-
Payment made for investment in other entity	-	(29,906)
Net cash outflow from deconsolidation of a subsidiary (Appendix A)	-	(48,893)
Net cash used in investing activities	(1,227,150)	(78,799)

Cash flows from financing activities:
Proceeds from loans	294,975	225,000
Repayment of loans	(420,765)	(200,132)
Net proceeds from issuance of convertible notes	755,512	-
Proceeds from a loan from a related party	124,176	-
Repayment of equipment and vehicle loans	(85,591)	(89,802)
Principal payment of finance lease liabilities	(22,814)	(21,485)
Payment for deferring offering cost	-	(140,000)
Advances from Hupan Pharmaceutical prior to acquisition	276,365	-
Proceeds from initial public offering, net of share issuance costs	5,351,281	-
Advances to related parties	(685,247)	-
Proceeds from shareholders	-	158,455
Repayment to shareholders	(805,345)	-
Net cash provided by (used in) financing activities	4,782,547	(67,964)

Effect of exchange rate changes on cash	(8,386)	3,216
Net increase in cash	1,375,707	18,097
Cash, beginning of the period	123,550	174,018
Cash, end of the period	$1,499,257	$192,115

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$67,704	$24,030

SUPPLEMENTAL SCHEDULE OF NON-CASH IN INVESTING AND FINANCING ACTIVITIES
Deferred offering costs within due to shareholders	$-	$660,826
Deferred offering costs within accrued expense and other payables	$-	$176,176
Property additions included in loan payable	$102,235	-
Additions to leasehold improvement through accounts payable and other payable	$123,176	-
Due to shareholder offset against due from related parties	$311,185	-

NON-CASH ACTIVITIES
Right of use assets obtained in exchange for operating lease obligations	$1,447,494	$-
Right of use assets obtained in exchange for finance lease obligation	$89,003	$19,982

APPENDIX A – Net cash outflow from deconsolidation of a subsidiary
Working capital, net		$29,812
Investment in other entity recognized		(15,741)
Elimination of NCl at deconsolidation of a subsidiary		10,187
Loss from deconsolidation of a subsidiary		(73,151)
Cash		$(48,893)